________, 2008 Commission Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TW SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	3949	26-2455672
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

2620 Regatta Drive, Ste 102 Las Vegas, Nevada 89128
(Address of principal executive offices) (zip code)

702.974.1089
(Registrant's telephone number, including area code)
702.974.1089
(Registrant's fax number, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please  check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

[ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per security(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Units	1,000,000(3)	$0.05	$50,000	$1.97
Common stock	1,000,000 shares(4)	$0.05	$50,000(4)	$0(6)
$0.05 Unit Warrants to purchase common stock	3,000,000 warrants(3)	$0(6)	$0	$0(6)
Common stock issuable upon exercise of $0.05 Unit Warrants	3,000,000 shares(2)(3)	$0.05(5)	$150,000	$5.90
Total			$200,000	$7.87

(1) Pursuant to Rule 416(a) under the Securities Act, there are also being registered such indeterminable number of shares of common stock as may be issued pursuant to the anti-dilution provisions of such warrants and from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee under Rule 457 under the Securities Act.

(3) Assuming a combined offering price of $.05 for each Unit consisting of (i) one share of common stock, (ii) three warrants to purchase one share of common stock at $0.05 per share (the "$0.05 Unit Warrants" or "Unit Warrants"). Common stock and Unit Warrants will be issued and certificated separately.

(4) Included in the Units

(5) Pursuant to Rule 457(g) under the Securities Act, the registration fee has been calculated on the basis of the proposed maximum price at which the warrants may be exercised.

(6) Pursuant to Rule 457(g) under the Securities Act, no additional registration fee is required.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June___, 2008

TW SPORTS, INC.

A DELWARE CORPORATION

1,000,000 Units
each consisting of (i) one share of common stock and (ii) three $0.05 warrants
Common Stock

TW Sports, Inc.  is offering (the "Offering") a minimum of 1,000,000 "Units", on a "best efforts, all or none" basis (the " Offering"), at $0.05 per Unit for aggregate proceeds to us of $200,000. Each Unit consists of (i) one share of common stock, and (ii) three warrants to purchase one share of common stock at $0.05 per share (the "$0.05 Unit Warrants" or "Unit Warrants"). The Unit Warrants will be exercisable until June 30, 2012. This Prospectus also covers the offer of shares of our common stock issuable upon the exercise of the Unit Warrants

The offering is being conducted on a self-underwritten, all-or-none basis, which means our officer and director will attempt to sell the shares. We intend to open a standard, non-interest bearing, bank account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The units will be offered at a price of $0.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.  The offering shall be an all or nothing offering.

TW Sports Inc. is a developmental stage company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for TW Sports which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

	Offering Price Per Share	Total Amount of Offering	Underwriting Commissions	Proceeds to Us
Common Stock, Par Value $.001	$0.05	$50,000	$0	$50,000
Common stock issuable upon exercise of $0.05 Unit Warrants	$0.05	$150,000		$150,000
Total	$0.05	$200,000		$200,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

TABLE OF CONTENTS

About Our Company	1
The Offering	1
Sumamry Financial Data	1
Risk Factors	2
Forward Looking Statements	3
Use of Proceeds	4
Determination of Offering Price	4
Dilution	4
Penny Stock Considerations	4
Plan of Distribution	5
Desciption of Securities	5
Description of Business	5
Description of Property	6
Legal Proceedings	6
Market for Common Equity and Related Stockholder Matters	6
Penny Stock Rules	7
Regulation M	7
Reports	7
Management's Discussion and Analysis of Financial Condition and Results of Operations	8
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	9
Quantitative and Qualitative Disclosures About Market Risk	9
Directors, Executive Officers, Promoters and Control Persons	9
Certain Relationships and Related Transactions	9
Index To Financial Statements	F-1

WHERE YOU CAN FIND MORE INFORMATION

We will file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document we file at SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to you on the SEC’s Internet site.

This Prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this Prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this Prospectus. You may obtain a copy of any document we file at the SEC, including this registration statement, exhibits and schedules, without charge at the public reference rooms as described above or the SEC internet site. When a reference is made in this Prospectus to any contract, agreement or other document, the reference may not be complete and you should refer to the copy of that contract, agreement or other document filed as an exhibit to the registration statement or to one of our previous SEC filings.

You can also request a copy of any of our filings with the SEC, or any of the agreements or other documents that are exhibits to those filings, at no cost, by writing, emailing or telephoning us at the following address, email address or phone number:

TW Sports, Inc.
2620 Regatta Drive, Ste 102
Las Vegas, Nevada 89128

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference in this Prospectus certain information we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including (1) any filings after the filing of this registration statement and prior to the effectiveness of the registration statement and (2) any filings after the date of this Prospectus (which does not include items “furnished” under Current Reports on Form 8-K or otherwise), until all of the securities to which this Prospectus relates have been sold or this offering is otherwise terminated. The information that we incorporate by reference is an important part of this Prospectus. Any statement in a document incorporated by reference will be deemed to be modified or superseded to the extent that a statement contained in (1) this Prospectus or (2) any other subsequently filed document that is incorporated by reference into this Prospectus modifies or supersedes such statement.

ABOUT OUR COMPANY

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", Company" and "TW Sports" are to TW Sports Inc.

TW Sports, Inc. was incorporated under the laws of the State of Delaware on April 2, 2008. The Company’s fiscal year ends June 30. The Company was formed for the purpose of license and selling products under the name Wonderwand.  The products being sold initially will be tennis rackets; however, the Company expects to add additional products in its fiscal year ending June 30, 2009.    Our principal office is located at 2620 Regatta Drive, Ste 102, Las Vegas, Nevada 89128 and our telephone number is 702.974.1089.

On April 2, 2008, the Company entered into an exclusive license agreement with Tom Olmstead for the rights of the Wonderwand.  The Company licensed the  tennis racket designs and associated intellectual property and has the first right of refusal on any additional products developed by Mr. Olmstead.  In exchange for the excusive license, the Company paid Mr. Olmstead $100,000 in restricted stock at $.0015 per share or 66,666,667 shares.  The license fee is 5% of the gross revenue (defined as total amount received minus returns and exchanges) from the products sold under the license agreement.  We intend to use the net proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".)

We received our initial funding of $5,000 through the sale of common stock to Wade Mezey who purchased 3,333,333 shares of our common stock at $0.0015 per share on April 2, 2008. These shares are restricted under Rule 144. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (April 2, 2008) through May 31, 2008 report no revenues and a net loss of $105,325. Our independent auditor has issued an audit opinion for TW Sports Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

THE OFFERING

        We are offering 1,000,000 Units of TW Sports, each Unit consisting of (i) one shares of common stock, and (ii) three $0.05 Unit Warrants. The offering price for one Unit will be $0.05. The shares of common stock and Unit Warrants which comprise each Unit are separately transferable. The shares of common stock and Unit Warrants which comprise each Unit may be evidenced by common stock certificates and warrant certificates to be issued to the holder of the Unit upon surrender of the Unit certificate to our transfer agent, Corporate Stock Transfer Agent.

Securities Being Offered                                 1,000,000 units.

Units consists of:                                    (i) one shares of common stock, and (ii) three $0.05 Unit Warrants.

Price per Share                 $0.05

Offering Period                The Units are offered for a period not to exceed 180 days, unless extended by our board of directors for an additional 90 days.

Net Proceeds                                                    $200,000

Securities Issued and Outstanding             70,000,000 shares of common stock were issued and outstanding as of the date of this prospectus.

Registration costs                                          We estimate our total offering registration costs to be $3,000.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis or Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations data and balance sheet data for the period from Inception (April 2, 2008) to May 31, 2008 are from our audited financial statements.

From Inception (April 2, 2008) to May 31, 2008
STATEMENT OF OPERATIONS
Revenues	$0
Cost of Goods Sold	0
Total Operating Expenses	105,325
Net Loss	$(105,325)

May 31, 2007
BALANCE SHEET DATA
Cash	$4,380
Total Assets	4,380
Total Liabilities	4,705
Stockholders' Deficit	$(325)

RISK FACTORS

    The purchase of Units, shares of our common stock and Unit Warrants involves a high degree of risk. In addition to the other information contained elsewhere in this Prospectus, you should carefully consider the following factors when evaluating an investment in our securities. If any of the adverse events described below actually occur, our business, financial condition and operating results could be materially adversely affected and you may lose part or all of the value of your investment. If you choose to invest in our securities, you should be able to bear a complete loss of your investment.

Our Auditors have issued a going concern opinion, therefore there is substantial uncertainty we will continue activities in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such, we may have to cease activities and you could lose your investment.

Because we have a limited operating history, you have a limited basis on which to evaluate our ability to achieve our business objectives.

We have only recently commenced operations.  As a result, we have only a limited operating history upon which you can base your evaluation of our prospects and the potential value of our Units, common stock and Unit Warrants. We are confronted with the risks inherent in a start-up company, including difficulties and delays in connection with the production and sales of our products, operational difficulties and our potential under-estimation of production and administrative costs. If we cannot successfully manage our business and growth, we may not be able to generate future profits and may not be able to support our operations.

The sporting goods industry is highly competitive and our success depends upon our ability to respond quickly to changes in consumer preferences.

The sporting goods industry is highly competitive and includes many regional, national and international companies, some of which have achieved substantial market share. We compete primarily on the basis of product features, brand recognition, quality and price, and the failure to remain competitive could adversely affect our results of operations and financial condition. Some of our competitors offer types of sports products that we do not sell, and some of our competitors are larger and have substantially greater financial and other resources than us.

Our success also depends partly on our ability to anticipate and respond quickly to changing merchandise trends, consumer taste and consumer preferences. Any failure to so respond could adversely affect consumer acceptance of our brand names and product lines and could harm our business.

We are in the early stages of our development, have yet to achieve net earnings since inception and may not generate sufficient revenues to stay in business.

The Company has only recently commenced operations and has to date incurred net losses. There can be no assurance that we will achieve or sustain profitability in the future. The success of our business will depend on our ability to introduce and sell our products to customers, develop new product extensions and raise additional capital for operations, future expanded marketing and further product development. You should consider the costs and difficulties frequently encountered by companies in their early stages of launching a product and establishing a market presence. No assurance can be given that we will generate sufficient revenues to stay in business on achieve profitability. Accordingly, purchasers of Units may lose their entire investment.

Changes in the tastes of the sporting public affect the demand for our products, and in recent years, we have observed a declining interest in tennis.

In recent years we have observed declining demand overall in the global tennis markets. The general decline in demand in the tennis market has been observed since the period of peak demand in the early 1990’s.  We believe this decline is due to competing leisure activities, including computer games and the Internet. We and the sporting goods industry in general are dependent on the tastes of the sporting public and its priorities in spending on leisure activities. A further decrease in interest in tennis would cause a decline in the size of the markets from which we derive most of our sales and could thus cause a decline in our revenues and consolidated operating results.

Our failure to introduce innovative products to the market could adversely affect our sales and margins.

Our success is dependent in part on our introduction of innovative products that represent an improvement over existing products that we or other manufacturers offer. We believe that our future growth and success will depend significantly on our continued ability to identify, develop, introduce and market innovative sports products. However, we cannot assure you that our product innovations will lead to improved business or financial performance. Our operating results may fluctuate as a result of the amount, timing and market acceptance of new products that we or our competitors introduce. In addition, our failure to introduce new, innovative products will adversely affect our margins because margins on the sales of sports products tend to decline over time with the entry of competitive products into existing markets.

Economic conditions, weather and other factors beyond our control have caused and could continue to cause a decline in demand for our products.

We and the sporting goods industry in general are dependent on the economies in which we sell our products, and in particular on levels of consumer spending. Economic conditions affect not only the ultimate consumer, but also retailers, our primary direct customers. As a result, our results may be adversely affected by downward trends in the economies in which we sell our products. Adverse weather also can cause a significant decline in our sales.  In addition, the occurrence of events that adversely affect economies or international tourism, such as terrorism or regional instability, continue to adversely affect leisure travel and related discretionary consumer spending, which can have a particularly negative impact on our business.

We are dependent in part on the performance of third-party suppliers, which may cause delays in filling orders, affect the quality of some products or affect the image of our trademarks.   Some of our key products are produced in single locations.

As a result of our business rationalization and cost reduction efforts, we plan on outsourcing a substantial portion of our manufacturing to third parties in Asia, such as in China and Thailand.  As a result of this outsourcing, we are dependent in part on the performance of third-party suppliers in order to deliver quality products in a timely manner. We are also increasingly subject to risks relating to the local economic and political conditions in the countries to which we outsource our manufacturing operations. Although these factors have not had an adverse impact on our operations to date, we cannot assure you that they will not affect quality control, orders and shipments, or the image of our trademark in the case of licensees.  In addition, our third-party manufacturer’s produce certain of our key products, exposes us to the risk that major incidents at such sites, such as fire or earthquake damage, could substantially reduce or halt production.  In the event we are required to shift the manufacturing of some of our products from one geographical location, or from one contract manufacturer, to another, our ability to fulfill orders and our cost of sales may be adversely affected, which would negatively impact our results of operations.

We are dependent on patents and trademarks, and inadequate protection of our patents and trademarks, or patent or trademark litigation, could adversely affect our business.

We rely on a combination of patents, trademarks, trade secrets and confidentiality agreements to protect our proprietary technology, rights and know-how.  Most of the patents we use are pursuant to the license agreement for the tennis rackets that we sell.  We cannot assure you that the measures we take to protect our intellectual property will afford us adequate protection against patent and trademark infringements, that pending patent and trademark applications will eventually be issued or that the claims allowed for any of our existing or future patents and trademarks will provide competitive advantages for our products or will not be successfully challenged or circumvented by competitors.  Trademarks include trademarks regeristered with the United States Patent and Trademark Officer and marks that are protected by various state laws and first use provisions.  The Company cannot be assured that its trademark rights will be sufficient to protect our intellectual property rights.  The Company has not filed for any patents as of the date of this prospectus, however, the Company intends to file patents regarding its new racket designs.

In the United States, patent applications are maintained in secrecy for a period after filing and the right to a patent is given to the first to invent, not the first to file, a patent application. We cannot be sure that our products or technologies do not infringe patents that may be granted in the future under pending patent applications, or that our products do not infringe any patents or proprietary rights of third parties. The validity and enforceability of third party claims could prevent us from selling our products or could require us to obtain licenses from the owners of these patents or to redesign our products to avoid infringements. We cannot assure you that we could accomplish any of these alternatives successfully, and our inability to do so if necessary could adversely affect our business. In addition, we cannot assure you that our employees and third parties with whom we have entered into confidentiality agreements will respect these obligations, or that our competitors will not use our trade secrets or proprietary information. In addition, the laws of some countries do not protect our products and intellectual property rights to the same extent as the laws of the United States or Europe. Litigation may be necessary to defend against claims of infringement, to enforce our patents or trademarks, or to protect trade secrets and could result in substantial costs to us. We cannot assure you that we would prevail in these types of litigation.

We may be affected by raw material and energy price increases.

Our production is dependent on the timely availability of certain raw materials whose prices are driven by the oil and steel price development on the world market.  Such raw materials are used in manufacturing, among other items, plastic components for bindings, ski boots and diving fins, carbon-fibers for racquets and metal parts for binding components and ski edges. Changing raw material prices historically have had a material impact on our earnings and cash flows, and are likely to continue to have a significant impact on earnings and cash flows in future periods.  Historically, we generally have not been able to pass on to our customers increases in costs resulting from raw material and energy prices, and have sought other means, particularly through the restructuring of our production processes, to maintain operating margins.

Limited Capitalization and Lack of Working Capital

            The Company has extremely limited capitalization and is dependent on the proceeds of this offering, achieving profitable operations and receipt of additional financing to continue as a going concern.  In the event the Company receives no or nominal proceeds from this offering. Even assuming receipt of maximum proceeds from this offering, the Company will likely require additional capital from outside sources in order to continue as a going concern. The Company will endeavor to finance its need for additional working capital through debt or private equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage, pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. However, there are no current agreements or understandings with regard to the form, time or amount of such financing and there is no assurance that any of this financing can be obtained or that the Company can continue as a going concern.

Dependence on Key Personnel

Initially, success of the Company is entirely dependent upon the management efforts and expertise of Tom Olmstead. A loss of the services of Mr. Olmstead could adversely affect the conduct of the Company's business.  In such event, the Company would be required to obtain other personnel to manage and operate the Company, and there can be no assurance that the Company would be able to employ a suitable replacement for of such individual, or that a replacement could be hired on terms which are favorable to the Company. The Company currently maintains no key man insurance on the lives of any of its officers or directors.

Conflict of Interest

Officers and directors of the Company are subject to potential conflicts of interest in their service to the Company. The Company licenses the products from Mr. Olmstead. Accordingly, the terms and conditions of that license were not negotiated in arms length transactions. However, management is of the opinion that the terms and conditions of the transaction was no less favorable than could be obtained from an arm’s length transaction.

Intense Competition

There are numerous nationally and internationally-known corporations and entities which are engaged in the type of business proposed to be engaged in by the Company. Numerous companies engage in the manufacotring of tennis rackets, both within the United States and abroad. Most of these competitors have substantially greater financial and personnel resources than the Company. Accordingly, the Company will be at a competitive disadvantage vis-a-vis its competitors.

Control of the Company.

Management currently controls 94.6%  of the issued and outstanding shares of our common stock.  As a result, they have the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares.  Because our directors, executive officers, and principal shareholders control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated.

 Lack of Dividends.

The Company has paid no dividends on its Common Stock to date, and there are no plans to pay any in the foreseeable future. Initial earnings which the Company may realize, if any, will be retained to finance growth of the Company. Any future dividends, of which there can be no assurance, will be directly dependent upon the earnings of the Company, its financial requirements and other factors.

Investors Bear Risk of Loss.

Substantially all of the proceeds required to operate the Company for the next 12 months are being sought from investors in this offering. The investors of the Company will bear the risk of the Company's operations for the foreseeable future, with no assurance that management will be successful in applying the proceeds to increase growth and profitability of the Company.

We may not be able to comply with all current and future government regulation.

Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities. If we are unable to compete effectively with our competitors, we will not be able to increase revenues or generate profits.

Our ability to increase revenues and generate profitability is directly related to our ability to compete effectively with our competitors.

There are many competitors in the tennis rackets business. Due to the fact that the majority of these operations are run by private companies and partnerships, we are unable to state the size or profitability of our competitors.

There is no assurance that our common stock will be cleared to trade on the over-the-counter Bulletin Board.

A market maker will have to file a Form 211 with the National Association of Securities Dealers (the "NASD") to have our Common Stock quoted on the OTC-Bulletin Board. To date, the NASD has not cleared our Common Stock to be quoted on the OTC-Bulletin Board and there is no assurance that our Common Stock will ever be quoted on the OTC-Bulletin Board.

We cannot guarantee that an active trading market will develop for our common stock.

There is no public market for our Common Stock and there can be no assurance that a regular trading market for our Common Stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our Common Stock should have a long-term investment intent and should recognize that it may be difficult to sell the Units, Common Stock and Unit Warrants,, notwithstanding the fact that they are not restricted securities. There has not been a market for our Common Stock. We cannot predict the extent to which a trading market will develop or how liquid a market might become.

If a market for our common stock does not develop, shareholders may be unable to sell their Units, Common Stock and/of Unit Warrants  and will incur losses as a result

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A purchaser is purchasing penny stock which limits his or her ability to sell the stock.

The Units, Common Stock and Unit Warrants offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates, however; there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder acquired his shares at a cost of $.0015 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholders) will be increased by $.003 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per share) of $.047 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.003 per share, reflecting an immediate reduction in the $.047 price per share they paid for their shares.

We will incur ongoing costs and expenses for SEC reporting and compliance without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares it at all.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the NASD's Over the Counter Bulletin Board (OTCBB). To be eligible for quotation, issuers must remain current in their filings with the Securities and Exchange Commission. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

FORWARD LOOKING STATEMENTS AND ASSOCIATED RISKS

This prospectus contains certain forward-looking statements, including among others: (i) the projected time for commencing operations; (ii) anticipated trends in our financial condition and results of operations; (iii) our business strategy for our plan of operations and (iv) our ability to distinguish ourselves from our current and future competitors. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the industry in which we will operate; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this prospectus will in fact transpire. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus

USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $200,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

Total Proceeds to the Company:                                                   $200,000

Product Acquisition:                                                                       $  60,000

 Marketing Expense:                                                                        $  50,000

Legal and Accounting:                                                                   $  15,000

Working Capital:                                                                              $  75,000

Total Use of Net Proceeds                                                             $200,000

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If it becomes necessary our director has verbally agreed to loan the company funds to complete the registration process, but we will require full funding to implement our complete business plan.

DETERMINATION OF OFFERING PRICE

 The offering price of the shares has been determined arbitrarily by the Company. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of May 31, 2008, the net tangible book value of our shares was ($325) or ($0.00005) per share, based upon 70,000,000 shares outstanding. Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $200,000, the net tangible book value of the 74,000,000 shares to be outstanding will be $199,675, or approximately $.003 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (70,000,000 shares) will be increased by $.003 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per share) of $.047 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.003 per share, reflecting an immediate reduction in the $.047 price per share they paid for their shares.

The following table illustrates the per share dilution to the new investors:

                                         Public Offering Price per Share                                                                    $ ..05
Net Tangible Book Value Prior to this Offering                                       ($ ..00005)
Net Tangible Book Value After Offering                                                   $ ..003
Immediate Dilution per Share to New Investors                                       $ .047

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

	Total Price Per Share	Number of Shares Held	Percent of Ownership	Consideration Paid
Existing Stockholder, Common Stock	$.0015	70,000,000	94.60%	$105,000
Common Stock in this Offering	$0.05	1,000,000	1.35%	$50,000
Common Stock pursuant to Unit Warrants	$0.05	3,000,000	4.05%	$150,000

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTORS

 This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Tom Olmstead, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officer and director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a.   Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the
          Act, at the time of his participation; and,

     b.   Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c.   Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

     d.   Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in  connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.05 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is an "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the risk factor section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier's check payable to the company. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to TW Sports Inc.

DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this
Offering is completed, the present stockholder will own 94.6% of the outstanding shares. (See "Principal Stockholders".)

CASH DIVIDENDS

As of the date of this prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

TRANSFER AGENT AND REGISTRAR

The Company intends to appoint Corporate Stock Transfer of Denver, CO, as transfer agent and registrar for the Common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from April 2, 2008 (inception) through May 31, 3008, included in this prospectus, have been audited by McKennon Wilson & Morgan, LLP of Irvine, CA. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Office of Wade Mezey, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF BUSINESS

We are an developmental stage company with no revenues and a limited operating history. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

TW Sports, Inc. was incorporated under the laws of the State of Delaware on April 2, 2008. The Company was formed for the purpose of license and selling products under the name WonderWand.  The products being sold initially will be tennis rackets; however, the Company expects to add additional products in its fiscal year 2008/2009.  Our principal office is located at 2620 Regatta Drive, Ste 102, Las Vegas, Nevada 89128 and our telephone number is 702.974.1089.

On April 2, 2008, the Company entered into an exclusive license agreement with Tom Olmstead for the rights of the WonderWand.  The Company licensed 11 tennis racket designs and associated intellectual property and has the first right of refusal on any additional products developed by Mr. Olmstead.  In exchange for the excusive license, the Company paid Mr. Olmstead $100,000 in restricted stock at $.0015 per share or 66,666,667 shares.  The license fee is 5% of the gross revenue (defined as total amount received minus returns and exchanges) from the products sold under the license agreement.  We intend to use the net proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".)

WonderWand is a brand of rackets and tennis merchandise created and developed by Tom Olmstead.  The WonderWand line was previously manufactured and sold until 1996 when manufacturing and sells where discontinued.   The Company secured the exclusive rights to manufacture and sell the products under the WonderWand brand.  The Company has secured a manufacturing plant in Asia and is redesigning the rackets to incorporate current technology. The Company licensed the following products:

Name	Type of Product
The Weapon 130	Racket
Stinger	Racket
The Weapon 110	Racket
Tomahawk XL	Racket
Tomahawk	Racket
Destroyer	Racket
Intruder	Racket
Patriot	Racket
X-Caliber	Racket
Bonecrusher	Racket
Thrasher	Racket
Ladies Tote Bag	Tennis Bag
Six-Pack Racket Thermal	Tennis Bag
Wheel Duffle	Tennis Bag
Elite Pro Bag	Tennis Bag
WonderWand Socks	Clothing
WonderGut	Tennis String
WonderTech	Tennis String
WonderTouch	Tennis String
WonderWand	Overall Name
WonderWand Hopper	Ball retrieving machine

Products

The Company intends to manufacture and market the following products pursuant to the following phases:

Phase 1:  Stinger 133, Stinger 116, and Thrasher 100.

Phase 2: WonderWand Hopper 250 (ball retrieving machine)

Phase 3:  Accessory Line including bags, T-shirts, sweatshirts, hats, grips, string and string dampeners.

Phase 4:  WonderWand Hopper 125 and Weapon and Intruder racket lines.

Product Phases

Phase 1: is currently under way and the company has identified its manufacture in Asia and has finalized the molds and stringing patterns for the rackets.  The product will be ordered within 14 days after the close of this Registration Statement.

Phase 2: is expected to be rolled out during the Company’s first quarter for 2008 – 2009 (August 2008).

Phase 3: is expected to be rolled out during the Company’s second quarter for 2008 – 2009 (October 2008).

Phase 4: is expected to be rolled out during the Company’s second quarter for 2008 – 2009 (November 2008).

Marketing

Due to the length since the WonderWand was last manufactured the Company has no access to the previous client information.  However, with the introduction of the Tennis Channel, the Company intends to advertise its products through the use of commercials on Tennis Channel.

Competition

The Company is in competition with national and international manufactures of tennis rackets, including, but not limited to, Wilson, Prince, Head, and Yonex.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts.

We exclusively license the products from Tom Olmstead and the rights to the patents and trademarks.  In exchange for the license agreement, the Company paid $100,000 which was paid in stock and will pay a royalty of 5.0% of the Gross Sales minus returns and charge-backs.

Need For Government Approval for Our Products and Services

We are not required to apply for or have any government approval for our products or services.

Employees and Employment Agreements

The Company currently has two employees, Tom Olmstead and Lori Livacich. Mr. Olmstead currently works full time on company matters and after receiving funding he plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. Mrs. Livacich is currently acting at the Company’s Chief Financial Officer.

Reports to Securities Holders

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our S-1 registration statement becomes effective, including filing Form 10K annually and Form 10Q quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF PROPERTY

We do not currently own any property. Our offices are located at 2620 Regatta Drive, #102, Las Vegas, Nevada 89128, which our officer, Tom Olmstead, provides to us free of charge. Management believes the current premises are sufficient for its needs at this time.  However, the Company may need to acquire additional storage space for housing of its product prior to the products being sold.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus TW Sports had two shareholders of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the
Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     -    contains a description of the nature and level of risk in the market  for penny stock in both public offerings and secondary trading;
     -    contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with  respect to a violation of such duties or other requirements of the  Securities Act of 1934, as amended;
     -    contains a brief, clear, narrative description of a dealer market,  including "bid" and "ask" price for the penny stock and th significance of the spread between the bid and ask price;

     -    contains a toll-free telephone number for inquiries on disciplinary actions;
     -    defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     -    contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;
     -    the compensation of the broker-dealer and its salesperson in the transaction;
     -    the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the  market for such stock; and
     -    monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountant, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

FINANCIAL STATEMENTS

The financial statements of TW Sports Inc. for, and related notes, included in this prospectus have been audited McKennon Wilson & Morgan, LLP, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Registration Statement on Form S-1 and the information incorporated by reference may include "forward-looking statements" within the meaning of Section 27a of the securities act and section 21e of the exchange act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. All statements regarding our expected financial position and operating results, our business strategy, our financing plans and the outcome of any contingencies are forward-looking statements. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward looking statements.

RESULTS OF OPERATIONS REVENUES

Our revenues for the April 2, 2008 (Inception) to May 31, 2008 were $0.

OPERATIONAL COSTS

Our operational costs for the April 2, 2008 (Inception) to May 31, 2008 were $105,325. The operational costs included $100,000 paid for the license agreement.

GENERAL & ADMINISTRATIVE

Our general and administrative expenses from April 2, 2008 (Inception) to May 31, 2008 were $5,325.

FINANCIAL CONDITION

At May 31, 3008, we had total assets of $4,380 as compared to current liabilities of $4,705.  Also at May 31, 2008 we had an accumulated deficit of $105,325 and had a stockholders' deficit of $325.

LIQUIDITY AND CAPITAL RESOURCES
May 31, 2008
Cash flows from operating activities:
Net loss	$(105,325)

Adjustments to reconcile net loss to net cash provided
by operating activities:
Stock issued to supplier for license agreement	100,000
Change in accrued expenses	4,000
Net cash used in operating activities	(1,325)

Cash flows from financing activities:
Loans from shareholder	705
Proceeds from issuance of common stock	5,000
Net cash provided by financing activities	5,705

Net increase in cash for the period	4,380
Beginning cash at inception	-
Cash at the end of the period	$4,380

Cash Flows Used by Operating Activities

Cash used in operating activities primarily consists of net loss adjusted for certain non-cash items including depreciation and amortization, stock-based compensation expenses, and the effect of changes in working capital and other activities.

Cash used in operating activities for the period from April 2, 2008 (inception) to May 31, 2008 was $1,325 and consisted of a $105,325 net loss.  Stock based compensation for the period from $100,000 for in exchange for the exclusive license agreement.

Adjustment for stock issued for license agreement

66,666,667 shares of common stock were issued in exchange for the exclusive license agreement between the Company and Tom Olmstead.

Cash Flows Provided by Financing Activities

Cash flows provided by financing activities were $5,705. Cash flows provided by financing activities consisted primarily from loans or investments from its shareholders.

Management is of the opinion that the Company is dependent upon the obtaining additional capital and achieving profitable operations to continue as a going concern. The auditors have also issued their opinion that the Company is a going concern.  The Company continues to require cash from outside sources to continue operations, as the Company's operations use, rather than provide cash.

REVENUE RECOGNITION

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. Revenue is recorded in accordance with Staff Accounting Bulletin (“SAB”) No. 104 and in certain circumstances in accordance with the guidance provided by the Emerging Issues Task Force (“EITF”) 00-21 “Revenue Arrangements with Multiple Deliverables.” The major portion of the Company’s revenue is derived from the sale of its products.

Net revenues include sales of Tennis Rackets, accessories and apparel.  The Company recognizes revenue and the related cost of goods sold for these products when it is realized or realizable and earned. Revenue is considered realized and earned when:

•	persuasive evidence of a sale exists;
•	delivery of merchandise has occurred
•	The company’s price to its customer is fixed or determinable; and
•	Collection of the resulting receivable is reasonably assured.

Revenue and the related cost of goods sold from the sale of products are recognized when merchandise and risk of loss passes to the customer. Delivery is considered complete when products have been shipped to the Company’s customer or services have been rendered, title and risk of loss has transferred to the customer, and customer acceptance has been satisfied through obtaining acceptance from the customer, the acceptance provision lapses, or the Company has evidence that the acceptance provisions have been satisfied.  The Company is in its start-up stage and did not recognize any revenues or related cost of gods sold from the period of inception through May 31, 2008.

Plan of Operations

The general objective of the Company is to manufacture tennis rackets and other tennis associated products and sell them directly to consumers. On April 2, 2008, the Company has entered into an exclusive license agreement with Tom Olmstead for the rights of the WonderWand.  The Company licensed tennis racket designs and associated intellectual property and has the first right of refusal on any additional products developed by Mr. Olmstead.  In exchange for the exclusive license, the Company paid Mr. Olmstead $100,000 in restricted stock at $.0015 per share or 66,666,667 shares.  The license fee is 5% of the gross revenue (defined as total amount received minus returns and exchanges) from the products sold under the license agreement.  We intend to use the net proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".)

The Company intends to initially manufacture and market the following products pursuant to the following phases:

Phase 1:  Stinger 133, Stinger 116, and Thrasher 100.

Phase 2: WonderWand Hopper 250 (ball retrieving machine)

Phase 3:  Accessory Line including bags, T-shirts, sweatshirts, hats, grips, string and string dampeners.

Phase 4:  WonderWand Hopper 125 and Weapon and Intruder racket lines.

Product Phases

Phase 1: is currently under way and the company has identified its manufacture in Asia and has finalized the molds and stringing patterns for the rackets.  The product will be ordered within 14 days after the close of this Registration Statement.

Phase 2: is expected to be rolled out during the Company’s second quarter for 2008 - 2009.

Phase 3: is expected to be rolled out during the Company’s third quarter for 2008 - 2009.

Phase 4: is expected to be rolled out during the Company’s fourth quarter for 2008 - 2009.

We received our initial funding of $5,000 through the sale of common stock to Wade Mezey who purchased 3,333,333 shares of our common stock at $0.0015 per share on April 2, 2008. These shares are restricted under Rule 144. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (April 1, 2007) through May 31, 2008 report no revenues and a net loss of $105,325.

INFLATION

We believe that inflation has not has a material effect on our operations.

OFF BALANCE SHEET ARRANGEMENTS

We do not maintain off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSRE

None.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not Applicable.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The officers and directors of TW Sports, Inc., whose one year terms will expire July 31, 2009 or at such a time as their successor(s) shall be elected and qualified are as follows:

Name	Age	Position
Tom Olmstead	57	President, Director
Lori Livacich	55	Exec VP, CFO

Tom Olmstead, President/Director.

Mr. Olmstead is the Company's President and a member of the Board of Directors.  From 2004 - 2008, Mr. Olmstead was previously an Executive Vice President of Pretant Capital.  Mr. Olmstead is the inventor of the products that the company has licensed to sale inder the name of WonderWand.  Mr. Olmstead invented the first WonderWand racket in the 1980's and brought the first racket to market in 1989.  Mr. Olmstead sserved as President for WonderWand, Inc. from 1989 through 1998 when WonderWand ceased manufactoring and selling the WonderWand.  Mr. Olmstead attended Saddleback College where he was a member of the tennis team.

Lori Livacich, Exec. Vice-President

Mrs. Livacich is the Company's Exec. Vice-President and Chief Financial Officer.  From 2007 - 2008, Mrs. Livacich was the a Vice President of Lordmans, Inc. which was a mortgage lender.  From 2004 - 2007, Mrs. Lvacich was the Vice President of Processing for Global Mortgage Funding.  From 2002 - 2004, Mrs. Livacich a Vice President for First World Financial.  Mrs. Livacich was also an Executive Vice President for Wells Fargo.  Mrs. Livacich graduated from California State Univeristy at Fullerton.

The officers and directors of TW Sports, Inc., whose one year terms will expire July 31, 2009, or at such a time as their successor(s) shall be elected and qualified are as follows:

The foregoing persons are promoters of TW Sports, Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, a corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible independent board members in the next six months and have a independent board in place in the next 9 months.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal

 Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

4.
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Name and Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)	Restricted Stock Award ($)	Options SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Tom Olmstead	2008	$90,000(1)	0	0	0	0	0	0
Lori Livacich	2008	$75,000(1)	0	0	0	0	0	0
(1) Employment agreements effective June 1, 2008

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of TW Sports, Inc. voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

Name and Address (1)	Amount and Nature of Beneficial Ownership	Percent Owned Before Offering	Percent Owned After Offering
Tom Olmstead 2620 Regatta Drive, Ste 102 Las Vegas, NV 89128	66,666,6667	95.3%	90%
Wade Mezey 2620 Regatta Drive, Ste 102 Las Vegas, NV 89128	3,333,333	4.7%	4.5%

* Less than 1%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 2, 2008, the Company issued 66,666,667 shares of common stock at $.0015 per share ($100,000) to Tom Olmstead in exchange for the exclusive license agreement.

On April 2, 2008, the Company issued 3,333,333 shares at $.0015 per share to Wade Mezey exchange for $5,000.

On April 2, 2008 Wade Mezey advanced $705 for incorporation and other fees associated with the incorporation of the Company.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

TW Sports, Inc.

We have audited the balance sheet of TW Sports, Inc., a development-stage company, as of May 31, 2008, and the related statements of operations, stockholders' deficit, and cash flows for the period from April 2, 2008 (Inception) to May 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TW Sports, Inc. as of May 31, 2008, and the results of its operations and its cash flows for the period from April 2, 2008 (Inception) to May 31, 2008, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, at May 31, 2008, the Company has a working capital and stockholders’ deficit, and it has incurred losses from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McKennon, Wilson & Morgan, LLP
June 13, 2008
Irvine, California

TW Sports, Inc.
(A Development-Stage Company)
Balance Sheet

May 31, 2008
Assets

Current assets:
Cash or cash equivalents	$4,380
Total current assets	4,380

Total Assets	$4,380

Liabilities and Stockholders' Deficit

Current liabilities:

Accrued expenses	$4,000
Loans from sharehloder (Note 2)	705

Total Liabilities	4,705

Stockholders' Deficit:
Common stock, $.001 par value; 150,000,000 shares authorized, 70,000,000 issued and outstanding (Note 3)	70,000
Additional paid-in-capital	35,000
Accumulated deficit during the development stage	(105,325)

Total Stockholders' Deficit	(325)

Total Liabilities and Stockholders' Deficit	$4,380

The accompanying notes are an integral part of the financial statements.

TW Sports, Inc.
(A Development-Stage Company)
Statement of Operations

April 2, 2008 (Inception) through
May 31, 2008

Expenses

General and administraive expense	$5,325
License fee (Note 4)	100,000

Total Expenses	105,325

Net Loss	$(105,325)

Weighted average number of common shares outstanding	70,000,000

Net loss per common share
Basic and diluted	$(0.002)

The accompanying notes are an integral part of the financial statements.

TW Sports, Inc.
(A Development-Stage Company)
Statement of Stockholders' Deficit
For the period from April 2, 2008 (Inception) through May 31, 2008

	Common Stock Shares	Amount	Additional Paid-in Capital	Accumulated Deficit During	Total
				Development Stage	Stockholders’ Equity

Balances, April 2, 2008	-	$-	$-	$-	$-

Sale of common stock at $0.0015 per share on April 2, 2008 to founder (Note 3)	3,333,333	3,333	1,667	-	5,000
Shares issued to founder at $0.0015 per share for license agreement on April 2, 2008 (Note 3)	66,666,667	66,667	33,333	-	100,000
Net Loss	-	-	-	(105,325)	(105,325)
Balances at May 31, 2008	70,000,000	$70,000	$35,000	$(105,325)	$(325)

The accompanying notes are an integral part of the financial statements.

TW Sports, Inc.
(A Development-Stage Company)
Statement of Cash Flows

April 2, 2008 (Inception)
through May 31, 2008
Cash flows from operating activities:
Net loss	$(105,325)

Adjustments to reconcile net loss to net cash provided by operating activities:
Stock issued for license agreement	100,000
Change in accrued expenses	4,000
Net cash used in operating activities	(1,325)

Cash flows from financing activities:
Loans from shareholder	705
Proceeds from issuance of common stock	5,000
Net cash provided by financing activities	5,705

Net increase in cash for the period	4,380
Beginning cash at inception	-
Cash at the end of the period	$4,380

The accompanying notes are an integral part of the financial statements.

TW SPORTS, INC.
(A Development-Stage Company)
Notes to the Financial Statements

1. Organization and Business

Formation and Company Name

TW Sports Inc. (the “Company”) is a development-stage company.  The Company  was incorporated under the laws of the State of Delaware on April 2, 2008. The Company was formed for the purpose of licensing and selling products under the name WonderWand.  The WonderWand brand refers to tennis rackets and tennis merchandise.

Company's Activities and Operating Cycle

The Company has secured the exclusive rights to manufacture and sell products under the WonderWand brand name.  The WonderWand brand name refers to tennis related merchandise, including rackets, accessories and apparel.  The Company is in its start-up stage and has not earned any revenues from operations. The Company’s fiscal year ends June 30, 2008.

2.	Significant Accounting Policies

Going Concern and Plan of Operation

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These conditions raise substantial doubt about its ability to continue as a going concern. The Company has plans to raise an additional $1,000,000 in capital through either debt or equity offerings.  There are no assurances that management will be able to raise these funds or generate sufficient revenues to achieve profitability.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Development Stage Enterprise

 The Company is considered to be a development stage enterprise as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.”  Start up costs are expensed as incurred.

Cash and Cash Equivalents

The Company considers all highly liquid debt securities with an original maturity of three months or less when purchased to be cash equivalents.

Revenue and Cost Recognition

Net revenues are expected to include sales of tennis rackets, accessories and apparel.  The Company will recognize revenue and the related cost of goods sold for these products when it is realized or realizable and earned. Revenue is considered realized and earned when:

•	Persuasive evidence of a sale exists;
•	Delivery of merchandise has occurred;
•	The company’s price to its customer is fixed or determinable; and
•	Collection of the resulting receivable is reasonably assured.

Revenue and the related cost of goods sold from the sale of products are recognized when merchandise and risk of loss passes to the customer. Delivery is considered complete when products have been shipped to the Company’s customer or services have been rendered, title and risk of loss has transferred to the customer, and customer acceptance has been satisfied through obtaining acceptance from the customer, the acceptance provision lapses, or the Company has evidence that the acceptance provisions have been satisfied.  The Company is in the development stage and did not recognize any revenues or related cost of gods sold from the period of inception through May 31, 2008.

Warranty and Right of Return

In connection with the sale of each racket, we provide a 60-day money back guarantee.   We will estimate an allowance for product returns at the time of shipment based on historical experience of our officers within the tennis industry. We will monitor our estimates on an ongoing basis and we may revise our allowance for product returns to reflect recent experience. To date, we have not made any significant changes in our allowance for returns as there have been no sales. Products returned as a result of damage incurred during shipment are replaced at our cost.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

Fair Value of Financial Instruments

Financial instruments consist of cash, accrued expenses, and loans from shareholder. The fair value of the financial instruments approximated their carrying values at May 31, 2008.

Income Taxes

The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year end.  The Company has provided a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income. Tax deductible losses can be carried forward for 20 years until utilized for federal income tax purposes.  No provision for taxes exists and of May 31, 2008

Stock-Based Compensation

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123(R), "Accounting for Stock-Based Compensation," (SFAS 123(R)). SFAS 123(R) requires that companies recognize compensation expense for grants of stock, stock options, and other equity instruments based on fair value. The Company has adopted SFAS 123(R) in accounting for stock-based compensation.

Per Share Information

Basic per share information is computed based upon the weighted average number of common shares outstanding during the period. Diluted per share information consists of the weighted average number of common shares outstanding, plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive. There are no options or warrants outstanding as of May 31, 2008.

3,   Loans from Shareholder

Certain expenses incurred by the Company during the start-up stage were paid by a founder and recorded as loans from shareholder.  These loans are non-interest bearing and payable on demand.

4.   Stockholders’ Deficit

On April 2, 2008, the Company has issued 3,333,333 shares of common stock to a founder at $.0015 per share in exchange for $5,000 in cash contributed to the Company.

On April 2, 2008, the Company issued 66,666,667 shares of its common stock at $.0015 per share to a founder in exchange for the exclusive rights to the WonderWand name and recorded an expense for license fees of $100,000, see Note 5 for additional information.

5.   License Agreement

On April 2, 2008, the Company entered into an exclusive license agreement with a founder for the rights to sell and market products under the name WonderWand.  Under the terms of the agreement, the Company licensed eleven (11) tennis racket designs and associated intellectual property and has the first right of refusal on any additional products developed by the founder under the WonderWand name.  In exchange for the exclusive license, the Company issued 66,666,667 shares of common stock to the supplier to satisfy payment of the initial fee of $100,000. The $100,000 was expensed upon issuance as compensation to the founder as he controlled both sides of the transaction. In addition, the Company has agreed to pay a license fee of 5% of the revenues (defined as total amount received minus returns and exchanges) received from products sold by the Company under the WonderWand brand name.

6.   Subsequent Events

On May 2, 2008, the Company entered into an employment agreement with Tom Olmstead to act as the Company’s President. Mr. Olmstead is also the sole owner of the WonderWand and is the beneficiary of license fees as described in Note 5.  Mr. Olmstead’s employment agreement is effective as of June 1, 2008.   The  agreement is for a five year term and a base salary of $90,000.  Mr. Olmstead is  to a retention bonus of $100,000 each July 1 starting July 1, 2009.

On May 2, 2008, the Company entered into an employment agreement with Lori Livacich to act as the Company’s Executive Vice President and Chief Financial Officer.  Mrs. Liviacich’s employment agreement is effective as of June 1, 2008. The employment agreement is for a five year term and a base salary of $75,000.  Mrs. Livacich is entitled to a retention bonus of $50,000 each July 1 starting July 1, 2009

PART II. OTHER INFORMATION

Item 24.  Indemnification of Officers and Directors

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

·	Article VII of our bylaws, filed as Exhibit 3.2 to this Prospectus; and

·	Nevada Revised Statutes (“NRS”), Chapter 78.

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

	(a)	is not liable pursuant to NRS 78.138; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

	(a)	is not liable pursuant to NRS 78.138; or

	(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 25. Recent Sales of Unregistered Securities

On April 2, 2008, the Company issued 66,666,667 shares of common stock at $.0015 per share ($100,000) to Tom Olmstead in exchange for the exclusive license agreement.

On April 2, 2008, the Company issued 3,333,333 shares at $.0015 per share to Wade Mezey exchange for $5,000.

Our reliance upon the exemption under Section 4(2) of the Securities Act of 1933 was based on the fact that the issuance of these shares did not involve a “public offering.” Each offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." The investors negotiated the terms of the transactions directly with our executive officers. No general solicitation was used, no commission or other remuneration was paid in connection with these transactions, and no underwriter participated. Based on an analysis of the above factors, these transactions were effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act for transactions not involving any public offering.

Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

Item 27: Exhibits and Financial Statement Schedules

Financial Statement Schedule:

The financial statement schedules are omitted because they are inapplicable or the requested information is shown in our financial statements or related notes thereto.

Exhibits:

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation
3.2	Bylaws
4	Instrument Defining the Right of Holders - Form of Share Certificate
5.1	Legal Opinion & Consent
10.1	Olmstead Employement Agreement
10.2	Livacich Employement Agreement
10.3	License Agreement
23.1	Consent of Auditor

Item 28: Undertakings

TW Sports hereby undertakes:

1.  to file, during any period in which offers or sales are being made, a post-effective amendment to this Prospectus to: include any Prospectus required by Section 10(a)(3) of the Securities Act; reflect in the Prospectus any facts or events arising after the effective date of the Prospectus (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Prospectus. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Prospectus; and include any material information with respect to the plan of distribution not previously disclosed in the Prospectus or any material change to such information in the Prospectus;

2. that for determining liability under the Securities Act, treat each post-effective amendment as a new Prospectus of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

3. to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

4. for determining liability of TW Sports under the Securities Act to any purchaser in the initial distribution of the securities, TW Sports undertakes that in a primary offering of securities of TW Sports pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, TW Sports will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.           Any preliminary prospectus or prospectus of TW Sports relating to the offering required to be filed pursuant to Rule 424;

ii.           Any free writing prospectus relating to the offering prepared by or on behalf of TW Sports or used or referred to by TW Sports;

iii.           The portion of any other free writing prospectus relating to the offering containing material information about TW Sports or its securities provided by or on behalf of TW Sports; and

iv.           Any other communication that is an offer in the offering made by TW Sports to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act, TW Sports certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Prospectus on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on June 13, 2008.

TW Sports, Inc.

By: /s/ Tom Olmstead
Tom Olmstead
President, Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Tom Olmstead	President, Director, Principal Executive Officer	June 13, 2008
Tom Olmstead

/s/ Lori Livacich	Exec. VP, Principal Accounting Officer	June 13, 2008
Lori Livacich	Secretary, Director